POWER OF ATTORNEY

Takashi Onuma

KNOW ALL BY THESE PRESENTS, THAT the undersigned Takashi Onuma(the "Filer") hereby constitutes and appoints each of Koichi Awano, the General Manager of Board of Directors Office of Honda Motor Co., Ltd., a joint stock corporation organized with limited liability under the laws of Japan (the "Company"), and Kenji Ichinoseki, the Department Manager of Investor Relations Department of the Company, and each of them individually, the Filer's true and lawful attorney-in-fact to:

(1)
act as account administrator(s) to manage the Filer's EDGAR account and EDGAR Access Codes;
(2)
receive notification from the United States Securities and Exchange Commission (the "SEC") of the various codes and passwords issued to the Filer;
(3)
prepare, execute and submit to the SEC a Form ID application, including a Form ID authenticating document and any other documents necessary and appropriate in connection with the Filer's application, for and on behalf of the Filer;
(4)
prepare, execute and submit to the SEC for and on behalf of the Filer, in the Filer's capacity as an officer and/or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(5)
do and perform any and all acts for and on behalf of the Filer which may be necessary or desirable to complete the foregoing; and
(6)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Filer, it being understood that the documents executed by such attorney-in-fact on behalf of the Filer pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The Filer hereby grants severally to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Filer might or could do if personally present, with full and several power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Filer acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Filer, are not assuming, nor is the Company assuming, any of the Filer's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The Filer hereby represents that has not been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation.

The Filer agrees that each such attorney-in-fact herein and account administrator may rely entirely on information furnished orally or in writing by the Filer or its representatives to such attorney-in-fact. The Filer also agrees to indemnify and hold harmless each such attorney-in-fact and account administrator against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the Filer or its representatives for purposes of completing, delivering or filing any of the forms or documents provided herein and agrees to reimburse each such attorney-in-fact herein and account administrator for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until revoked by the Filer in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of March, 2026.

/s/ Takashi Onuma
Name: Takashi Onuma